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                                                                    Exhibit 99.1

                       AMENDMENT TO AMENDED AND RESTATED
              1992 STOCK OPTION PLAN OF MT. DIABLO NATIONAL BANK,

                      AS ASSUMED BY MT. DIABLO BANCSHARES

          This Amendment to that certain Amended and Restated 1992 Stock Option Plan of Mt. Diablo National Company, as assumed by Mt. Diablo Bancshares on July 1, 1998 (the "Plan"), is approved and adopted by the Board of Directors of Mt. Diablo Bancshares effective as of July 16, 1998.

                                   Recitals
                                   --------

          A. WHEREAS, on July 16, 1998, the Board of Directors of Mt. Diablo Bancshares, a California corporation (the "Corporation"), approved and adopted the Plan to replace the Stock Option Plan of Mt. Diablo National Company, a national banking association (the "Bank") after the Bank became a wholly owned subsidiary of the Corporation on June 30, 1998 (the "Reorganization");

          B. WHEREAS, the Board desires to modify the Plan to clarify that the Plan covers both employees of the Corporation and employees of the Bank as set forth herein;

                                   AMENDMENT

          1.  Paragraph 1 is amended to read as follows:

                    "1.  Purpose.

          The purpose of the 1992 Stock Option Plan (the "Plan") is to provide a means whereby selected officers, directors, organizers, and key, full-time, salaried employees of the Company and the Company may be given an opportunity to purchase Common Stock."

          2.  All other terms of the Plan shall remain the same.
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                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN
       OF MT. DIABLO NATIONAL BANK, AS ASSUMED BY MT. DIABLO BANCSHARES

                                   RECITALS
                                   --------

     A. WHEREAS, on October 6, 1992, the Board of Directors of Mt. Diablo National Bank, a national banking association (the "Bank") adopted the Mt. Diablo National Bank 1992 Stock Option Plan (the "Original Plan");

     B. WHEREAS, pursuant to the February 28, 1998 Plan of Reorganization and Merger Agreement approved by the Bank's shareholders on May 14, 1998, the Bank was reorganized into a wholly-owned subsidiary of Mt. Diablo Bancshares, a California corporation (the "Company"), which reorganization was effective as of June 30, 1998 (the "Reorganization");

     C. As a result of the Reorganization, all outstanding shares of $5.00 par value Bank common stock ("Bank Common Stock") have been automatically converted into shares of no par value Company common stock (the "Common Stock"), at an exchange rate of 1:1.5;

     D. WHEREAS, pursuant to the Reorganization, the Company has assumed the Bank's obligations under the Original Plan; and

     E. WHEREAS, as a result of the Reorganization the Original Plan must be modified so that it allows for the granting of options to purchase Company Common Stock rather than Bank Common Stock.

         THEREFORE, the Original Plan is amended and restated to read in full as follows:
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     1.   Purpose.
          -------

          The purpose of the 1992 Stock Option Plan (the "Plan") is to provide a means whereby selected officers, directors, organizers and key, full-time, salaried employees of the Company may be given an opportunity to purchase Common Stock.

     2.   Stock Options.
          -------------

          Stock options granted pursuant to the Plan may, at the discretion of the Company's Board of Directors (the "Board"), be granted either as Incentive Stock Options ("ISO") or as Nonstatutory Stock Options ("NSO"). An ISO shall mean an option described in Section 422 of the Code. A NSO shall mean an option not described in Sections 422 or 423(b) of the Code. Except as provided in
Section 4(b) of the Plan, no option may be granted alternatively as an ISO and as a NSO.

     3.   Administration.
          --------------

          (a) The Board of Directors, whose authority shall be plenary, shall administer the Plan unless and until such time as the Board delegates administration of the Plan pursuant to subsection 3(c).

          (b) The Board, whose determinations shall be conclusive, shall have the power, subject to and within the limits of the express provisions of the
Plan:

               (1)  To grant options pursuant to the Plan.

               (2) To determine from time to time which of the eligible persons shall be granted options under the Plan, the number of shares for which each option shall be granted, the term of each granted option and the time or times during the term of each option within which all or portions of each option may be exercised (which at the Board's discretion may be accelerated).

               (3) To construe and interpret the Plan and options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (4) To grant options in exchange for cancellation of options granted earlier at different exercise prices; provided, however, nothing contained herein shall empower the Board to grant an ISO under conditions or pursuant to terms that are inconsistent with the requirements of Section 4(b) hereinbelow.

               (5) To prescribe the terms and provisions of each option granted (which need not be identical) and the form of written instrument that shall constitute the option agreement.

               (6)  To amend the Plan as provided in Section 11.

               (7) Generally, to exercise each powers and to perform such acts as are deemed necessary or expedient to promote the best interest of the Company.

               (8) To take appropriate action to cause any option granted hereunder to cease to be an ISO; provided, however, no such action may be taken by the Board without the prior written consent of the affected optionee.

          (c) For grants of options to any person eligible under the Plan, the Board may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under subsection 3(b) hereinabove) to an existing committee acting under the authority of the Board. The Board shall have complete discretion to determine the composition, structure, form, term and operation of any committee established to administer the Plan (the "Committee"). If administration is delegated to a committee, unless the Board otherwise provides, the Committee, shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such constraints, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board at any time may revest in the Board the administration of the Plan.

     4.   Shares Subject to Plan and to Options.
          -------------------------------------

          (a) Subject to the provisions of Section 9 (relating to adjustments upon changes in stock), the stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate a number of shares equal to thirty percent (30%) of the Company's issued and outstanding Common Stock. If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the stock not purchased under such options shall be available again for the purposes of the Plan.

          (b) The aggregate fair market value of the stock (determined at the time of the grant of the option) for which any employee may exercise ISOs for the first time in any calendar year under all plans of the company and its parent and subsidiary shall not exceed $100,000 plus any unused limit carryover (as defined in the Code) to such year or any other maximum aggregate fair market value to be established in the future under the Code. Should it be determined that any ISO granted under the Plan inadvertently exceeds such maximum, such ISO grant shall be deemed to be a grant of a NSO to the extent, but only to the extent, of such excess.

     5.   Eligibility.
          -----------

     Persons eligible for participation in the Plan (the "Participants") shall be selected by the Board or the Committee. Directors and organizers of the Company who are not also employees of the Company shall not be eligible for an ISO. No ISO may be granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of the Company or its parent or any subsidiary unless the option price is at least 110% of the fair market value of the stock subject to the option and the term of the option does not exceed five (5) years from the date such ISO is granted. Any employee may hold more than one option at any time.

     6.   Terms of Option Agreement.
          -------------------------

     Each option agreement shall be in such form and shall contain such terms and conditions as the Board or its delegate from time to time deem appropriate, subject to the following limitations:

          (a) The term of any ISO shall not be greater than ten (10) years from the date it was granted.

          (b) The purchase price of each ISO and NSO shall be not less than the fair market value of the stock subject to the ISO or NSO on the date the ISO or NSO is granted.

          (c) An ISO by its terms shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercisable during the lifetime of the option holder only by the option holder.

          (d) The option shall vest upon such vesting schedule as the Board in its sole discretion may fix.

          (e) An option (the "New Option") which is designated by the Board or its delegate, as the case may be, as an ISO by its terms shall not be exercisable, notwithstanding that such may be vested in whole or in part, with respect to all or any part of the shares subject thereto while there is outstanding any other ISO, granted to the optionee prior to the grant of the New Option, to purchase Common Stock in the Company or in a corporation that is, at the time of granting of the New Option, a parent or subsidiary of the Company, or in a predecessor corporation of any such corporations. For purposes of the preceding sentence, an ISO shall be treated as "outstanding" until such option is exercised in full or expires by reason of the lapse of time.

          (f) Upon the termination of an officer or employee Participant's employment, his rights to exercise an option then held by him shall be limited to the following:

     DEATH OR DISABILITY: If a Participant's employment or Board Membership is terminated by death or disability, he or his estate, as the case may be, shall have the right for a period of twelve (12) months following the date of death or disability to exercise the option to the extent the Participant was entitled to exercise such option on the date of his death or disability, or to the extent otherwise specified by the Board, which may so specify, at a time that is subsequent to the date of his death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option. A Participant's estate shall mean his legal representative or any person who acquires the right to exercise an option by reason of the Participant's death or disability.

     MISCONDUCT: If a Participant is determined by the Board of Directors or the Committee to have committed an act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company, or deliberately disregarded the rules of the Company which resulted in loss, damage or injury to the Company, or if a Participant makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company, engages in any conduct which constitutes unfair competition with the Company, induces any customer of the Company to breach any contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Participant nor his estate shall be entitled to exercise any option with respect to any shares whatsoever after termination of employment, whether or not after termination of employment, the Participant receives any other payment, compensation or benefits from the Company. In making such determination, the Board of Directors shall give the Participant an opportunity to present to the Board or the Committee evidence on his behalf. For the purpose of this paragraph of this subsection 6(e), termination of employment shall be deemed to occur when the Company dispatches notice or advice to Participant that his employment is terminated. The term "Company" in subsections 6(e) and 6(h) shall include the Company and its affiliates.

     OTHER REASONS: If a Participant's employment or Board Membership is terminated for any reason other than those mentioned above under "Death or Disability" or "Misconduct," he or his estate may, within ninety (90) days following such termination, exercise the option to the extent such option was exercisable by the Participant on the date of termination of his employment, or to the extent otherwise specified by the Board, which may so specify at a time that is subsequent to the date of the termination of his employment, provided the date of exercise is in no event after the expiration of the term of the option.

               (g) In the event of sale, dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, the Board of Directors shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares and otherwise; provided, however, that in all events the optionee shall have the right immediately prior to such sale, dissolution, liquidation, merger or consolidation in which the Company is not the surviving or resulting corporation, to exercise his option and purchase shares subject thereto to the extent of any unexercised portion of his option, regardless of any contrary vesting provisions. This right of exercise shall be conditioned upon the completion of such dissolution or liquidation or merger or consolidation.

          In the event of an offer by any person or entity to all shareholders of the Company to purchase any or all shares of Common Stock of the Company (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 9 hereof), any Participant under this Plan shall have the right upon receipt of such offer to exercise his or her option and purchase shares subject thereto to the extent of any unexercised or unvested portion of such option.

          The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes or its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

               (h) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board of Directors shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any employee any right to continue in the employ of the Company or limit in any way the right of the Company to terminate his employment at any time.

          7.   Payments.
               --------

               (a) To the extent the right to purchase shares has vested under a Participant's stock option agreement, options may be exercised at the time set forth in the option agreement by delivering payment in full at the option price for the number of shares being purchased by cash, certified check, official bank check or the equivalent thereof acceptable to the Company. Such payment shall be accompanied by written notice to the Secretary of the Company identifying the option or part thereof being exercised and specifying the number of shares for which payment is being tendered. The Company shall deliver or cause to be delivered to the optionee, which delivery shall be not less than fifteen (15) days and not more than sixty (60) days after the giving of such notice, without transfer or issue tax to the optionee (or other person entitled to exercise the option) at the principal office of the company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an option covers incentive and nonstatutory stock options, separate stock certificates shall be issued; one or more for stock acquired upon exercise of the ISOs and one or more for the stock acquired upon exercise of the NSOs.

               (b) Where in the opinion of counsel to the Company, the Company has or will have a legal obligation to withhold taxes relating to the exercise of any stock option, such option may not be exercised, in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company.

          8.   Use of Proceeds from Stock.
               --------------------------

          Proceeds from the sale of stock pursuant to options granted under the Plan shall be used for general corporate purposes.

          9.   Adjustments of and Changes in the Stock.
               ---------------------------------------

          In the event that the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Company shall be increased through the payment of a stock dividend, or a stock split, then there shall be substituted for or added to each share of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be amended as to price and other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities into which such Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. No right to purchase fractional shares shall result from any adjustment in options pursuant to this
Section 9. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

          10.  Amendment of the Plan.
               ---------------------

          The Board at any time, and from time to time, may amend the Plan, subject to approval by the vote or written consent of a majority of the outstanding shares of the Company entitled to vote, within twelve (12) months before or after the date of such amendment's adoption, where such amendment will:

     (a)  increase the number of shares reserved for options under the Plan;
     (b) materially increase the benefits accruing to Participants under the Plan; or
     (c) materially modify the requirements of Section 5 as to eligibility for participation in the Plan.

          It is expressly contemplated that the Board may amend the Plan in any respect necessary to provide the Company's employee Participants with the maximum benefits provided or to be provided under Section 422 of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan or options granted under it into compliance therewith.

          Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent, which may be obtained in any manner deemed by the Board to be appropriate, of the person to whom the option was granted.

          11.  Termination or Suspension of the Plan.
               -------------------------------------

          The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the end of ten (10) years from the date the Original Plan was adopted by the Bank's Board of Directors (October 6, 1992). An option may not be granted under the Plan while the Plan is suspended or after it is terminated.

          Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted, which may be obtained in any manner that the Board deems appropriate.

          12.  Listing, Qualification or Approval of Stock, Approval of Options.
               ----------------------------------------------------------------

          All options granted under the Plan are subject to the requirement that if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the shares of stock subject thereto on any securities exchange or under any applicable law, or the consent or approval by any governmental regulatory body or the shareholders of the Company, is necessary or desirable as a condition of or in connection with the issuance of shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors.

          13.  Binding Effect of Conditions.
               ----------------------------

          The conditions and stipulations hereinabove contained or in any option granted pursuant to the Plan shall be and constitute a covenant running with all of the shares of the Company owned by the Participant at any time, directly or indirectly whether the same have been issued or not, and those shares of the Company owned by the Participant shall not be sold, assigned or transferred by any persons save and except in accordance with the terms and conditions herein provided, and the Participant shall agree to use his best efforts to cause the officers of the Company to refuse to record on the books of the Company any assignments or transfer made or attempted to be made except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates for the stock represented thereby, except strictly in accordance with the provisions of this Plan.

          14.  Effective Date of Plan.
               ----------------------

          The Original Plan became effective on October 1992.

          15.  Privileges of Stock Ownership; Securities Law Compliance;
               ----------------------------------------------------------
               Notice of Sale.
               --------------

          No optionee shall be entitled to the privileges of stock ownership as to any shares not actually issued and delivered to the optionees. No shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock of the Company may be listed shall have been fully complied with. The Company shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before shares are issued pursuant to the exercise of such options.

          16.  Indemnification.
               ---------------

          To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or the Committee shall be liable for any action or omission of any other member of the Board of Directors or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not the Company is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Company, or all or any combination of the preceding so long as the Director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devises of a director or Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees, or devises of such person.

          17.  Miscellaneous.
               -------------

          The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.